Exhibit 10.3

RESTRICTED STOCK AGREEMENT

(APOGEE ENTERPRISES, INC.

AMENDED AND RESTATED

2002 OMNIBUS STOCK INCENTIVE PLAN)

THIS RESTRICTED STOCK AGREEMENT is made between Apogee Enterprises, Inc. (“Apogee”), and                                  (the “Employee”), and is the Restricted Stock Agreement established for the purpose of setting forth the terms and conditions upon which Restricted Stock shall be issued to Employee pursuant to the Apogee Enterprises, Inc. Amended and Restated 2002 Omnibus Stock Incentive Plan dated June 28, 2006 (the “Plan”).

1. Acceptance of Plan Terms and Definitions. The Committee has determined that Employee is an Eligible Person under the Plan. Employee hereby acknowledges having received a copy of the Plan and agrees to be bound by its terms and conditions. All terms defined in the Plan shall have the same meaning herein.

2. Grant of Shares. Subject to execution of this Agreement by all parties hereto, Apogee shall cause to have issued in Employee’s name              shares of Common Stock as permitted in Section 6(c) of the Plan.

3. Designation. The shares of Common Stock transferred to Employee in Section 2 hereof shall be and hereby is designated as Restricted Stock, subject to limitations on transferability of the shares, substantial risk of forfeiture, and legending as described in Section 5 hereof.

4. Restriction on Transfer of Shares. Except as set forth in the next sentence of this Section 4, Employee (or any Beneficiary of Employee) shall not sell, transfer, pledge, hypothecate, encumber, grant a lien in, or otherwise dispose of (or enter into a binding agreement to sell, pledge, hypothecate, encumber, grant a lien in, or otherwise dispose of) all or any of the Restricted Stock in the name of Employee or Employee’s Beneficiary. Any shares of Restricted Stock which are no longer subject to Section 5 hereof shall be freely transferable and considered “Unrestricted Stock”; provided, however, that transfer of such shares shall be made only in accordance with applicable federal and state securities laws.

5. Legend and Stop Order Transfer.

(a) Legend. Apogee shall imprint the following legend upon each of the certificates representing Restricted Stock heretofore or hereafter issued in the name of Employee or Employee’s Beneficiary on the books of Apogee Enterprises, Inc. and such legend shall be and remain upon such certificates, as well as any reissuance thereof, unless and until removed pursuant to the reissuance of certificates upon vesting of Employee’s unrestricted right to own and transfer such shares:

“The securities represented by this certificate are subject to a Restricted Stock Agreement, dated                  , 20    , by and between Apogee Enterprises, Inc. and the registered owner of such securities, and may not be sold, transferred, pledged, hypothecated, encumbered, liened, or otherwise disposed of unless in compliance with the terms of such Restricted Stock Agreement, a copy of which is on file at the principal office of Apogee Enterprises, Inc.”

(b) Stop Transfer Order. A stop transfer order has been placed with Apogee Enterprises, Inc., as well as any transfer agent appointed by it, preventing transfer of any Restricted Stock of Employee or Employee’s Beneficiary, pending removal of the restrictions on transfer as set forth herein.

(c) Removal of Legend. The legend endorsed on Employee’s Restricted Stock certificate or instrument evidencing Employee’s shares shall be removed, and Apogee shall cause to have issued a certificate or instrument without such legend, if Employee or Beneficiary of Employee become vested in and to such Restricted Stock, such that the Restricted Stock is no longer subject to restrictions on transfer and substantial risk of forfeiture. In the event that less than all of the shares represented by the Restricted Stock certificate vest on a given date, and upon the written request of

Employee or a Beneficiary of Employee, Apogee shall issue an unlegended certificate evidencing the Unrestricted Stock and shall issue a new Restricted Stock certificate evidencing the remaining Restricted Stock, all in exchange for the original Restricted Stock certificate, which certificate shall be canceled and retired.

6. Risk of Forfeiture. The Committee has established, in its sole discretion, events by which Employee will forfeit his or her entire interest in Restricted Stock. Such events are set forth on Schedule 1 to this Agreement, which Schedule is attached hereto and incorporated by reference herein.

7. Vesting. Except as otherwise provided in this Agreement, an Employee shall become vested in his or her Restricted Stock only in accordance with the terms and conditions agreed to by the Committee and the individual Employee as set forth in Schedule 1. All Restricted Stock transferred to Employee on or around                  , 20     shall vest in accordance with Schedule 1. Employee acknowledges that the Committee may have or will, in its sole discretion, establish vesting schedules for Employee’s Restricted Stock which differ from vesting schedules established for any other Employee in the Plan or which may differ from any other vesting schedule established for Employee as a result of the grant of other Restricted Stock.

If any of the following events occur while Employee is fully employed by any Apogee Company, then all Restricted Stock in the name of Employee shall immediately become Unrestricted Stock:

(a) Death of Employee.

(b) Total permanent Disability (as defined in the “Apogee Enterprises, Inc. Tax Relief Investment Plan (1999 Restatement)) of Employee.

8. Escrow. Employee acknowledges that the Restricted Stock issued and outstanding in the name of Employee shall be retained in a bank safe deposit box under the control of the Company unless and until such stock becomes Unrestricted Stock pursuant to the terms of this Agreement.

9. Voting. Restricted Stock may be voted by Employee as if such shares were not so restricted and, except as provided herein, shall have and hold all the benefits, rights, duties and obligations of a shareholder of Common Stock.

10. Earnings on Shares. Employee shall be entitled to receive any and all cash dividends, stock dividends, warrants or any other property of benefits received with respect to ownership of his or her Restricted Stock. Shares issued to Employee as a result of such share ownership shall, however, be Restricted Stock subject to the provisions of the Plan and this Agreement, including the vesting schedule or schedules established by the Committee and set forth on Schedule 1 hereto, and the forfeiture terms set forth herein.

11. Recording. No transfer of Restricted Stock shall be recognized by Apogee Enterprises, Inc. until it is duly entered upon its books and records and all indicia of ownership are changed accordingly; provided, however, that once a transfer is recorded upon the books and records of Apogee Enterprises, Inc., the effective date of the transfer shall be the date of the actual transfer and such ownership shall “relate back” to such date. Transfers of Restricted Stock that are prohibited by this Agreement shall be void and such transfers shall not be recognized by Apogee Enterprises, Inc. and shall not be entered upon its books and records.

12. Miscellaneous.

12.01 Relationship between Agreement and Plan. This Agreement and the Plan are part of a single integrated instrument and shall be construed with reference to the other. In the event of any conflict between the terms of the Plan and this Agreement, such conflict shall be resolved in favor of the Plan.

12.02 Headings. All section headings herein have absolutely no legal significance and are to be used solely for the convenience of reference. In the event of any conflict between such headings and the text of this Agreement, its exhibits, or collateral documents, such conflict shall be resolved in favor of the text.

12.03 Counterparts. This Agreement may be executed in an original and any number of counterparts, all of which shall be deemed an original and all of which, taken together, shall constitute one agreement.

12.04 Construction and Binding Effect. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without reference to conflicts of laws principles. This Agreement shall be binding upon and inure to the benefit of all parties hereto, their successors and assigns, and their heirs and personal representatives.

12.05 Amendment. This Agreement may be amended only upon execution of a written instrument evidencing such amendment executed by all parties hereto.

IN WITNESS WHEREOF, Apogee and Employee have executed this Agreement on the dates set forth below.

APOGEE ENTERPRISES, INC.

By
Russell Huffer
Chairman and Chief Executive Officer

Date

EMPLOYEE

Date

Schedule 1

APOGEE ENTERPRISES, INC.

AMENDED AND RESTATED

2002 OMNIBUS STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT VESTING SCHEDULE

Pursuant to Sections 6 and 7 of this Restricted Stock Agreement, the Committee has established the following vesting schedule with respect to Restricted Stock transferred to the undersigned Employee on or around                  , 20    . If Employee has satisfied the Requirement below, the corresponding percentage of the Restricted Stock transferred to Employee shall become Unrestricted Stock on the dates set forth in the Vesting Schedule.

Requirement(s):

•	Employee must have been in the employ of an Apogee Company for the entire Vesting Period

Vesting Schedule: For Restricted Stock Transferred to Employee on or around                  , 20    :

Vesting Period Ending	Percent Vesting
[ ]	[ ]%
[ ]	[ ]%
[ ]	[ ]%
Total	100%

ATTEST:

Employee’s Signature	Signature

Name of Employee	Name

Date	Date